BlackRock Liquidity Funds: Treasury Trust Fund

For the Period Ended:
4/30/2009


Pursuant to Exemptive Order ICA Release No. 15520 dated January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated , for the period November 1, 2008 through December 31, 2008.

                        PURCHASES (IN THOUSANDS)

TRANSACTION    FACE        SECURITY
   DATE       AMOUNT     DESCRIPTION       RATE       DUE DATE
  -----       -----      -----------       ----        ------
12/18/08     $100,000    TREASURY BILL     0.00       01/02/09